As filed with the Securities and Exchange Commission on November 2, 1999
             Post-Effective Amendment No. 1 to Registration No. 333-78645

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                        --------------------------
                              POST-EFFECTIVE
                            AMENDMENT NO. 1 TO
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                        --------------------------
                          WARNER-LAMBERT COMPANY
          (Exact name of Registrant as specified in its charter)

              Delaware                           22-1598912
  (State or other jurisdiction of      (I.R.S. Employer Identification
   incorporation or organization)                  Number)

                             201 Tabor Road
                        Morris Plains, NJ  07950
                             (201) 540-2000

   (Address, including zip code, of Registrant's principal executive office)

                         Warner-Lambert Company
                         Savings and Stock Plan

                         Warner-Lambert Company
                       Savings and Stock Plan for
                       Colleagues in Puerto Rico

                       (Full title of the Plans)
                       --------------------------
                        Gregory L. Johnson, Esq.
                   Vice President and General Counsel
                         Warner-Lambert Company
                             201 Tabor Road
                        Morris Plains, NJ  07950
                             (201) 540-2000
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                               Copies to:
                         James M. Cotter, Esq.
                         Gary I. Horowitz, Esq.
                       Simpson Thacher & Bartlett
                          425 Lexington Avenue
                     New York, New York 10017-3954
                             (212) 455-2000
                       _________________________

                     CALCULATION OF REGISTRATION FEE

                                                             Proposed
                                                             Maximum     Proposed Maximum
                                           Amount to be      Offering       Aggregate        Amount of
                                            Registered      Price Per     Offering Price    Registration
  Title of Securities to be Registered       <F1> <F2>      Share <F1>         <F1>           Fee <F1>
 --------------------------------------    ------------     ----------   -----------------  ------------
 Common Stock, $.01 par value per share      8,000,000        $65.97         $527,760,000     $146,717.28

<F1>  The Registrant previously registered 8,000,000 shares of common stock on Form S-8, Registration Statement No. 333-78645; $146,717.28 was previously paid in connection with the filing of Registration Statement No. 333-78645.
<F2>  The Shares are issuable pursuant to the respective plans as follows: Warner-Lambert Company Savings and Stock Plan 7,000,000 shares; Warner-Lambert Company Savings and Stock Plan for Colleagues in Puerto Rico 1,000,000 shares. Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

                        --------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-78645.

                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission by the Warner-Lambert Company (the "Company") are hereby incorporated in this Registration Statement by reference:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended.

          (2) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1999 and March 31, 1999.

          (3)  All other reports filed by the Company pursuant to
               Section 13(a) or 15(d) of the Exchange Act, since
               December 31, 1998.

          (4) The Warner-Lambert Company Savings and Stock Plan and the Warner-Lambert Company Savings and Stock Plan for
               Colleagues in Puerto Rico Annual Reports on Form 11-K for the fiscal years ended December 31, 1998, respectively.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law"), the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of a director to the Company or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty of care, except as follows. A director remains potentially liable for monetary damages (unless otherwise permitted by applicable law) for (a) breach of the director's duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve misconduct or a knowing violation of law, (c) an improper payment of a dividend or an improper redemption or repurchase of the Company's stock (as provided in Section 174 of the Delaware Law) or (d) any transaction from which a director derives an improper personal benefit. Any repeal or modification of this provision will not affect any right or protection of a director that exists at the time of such repeal or modification.

     Section 145 of the Delaware Law empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     Article VII of the By-Laws of the Company provides in terms similar to those of Section 145 of the Delaware Law that the Company shall have power and shall be required to indemnify its directors and officers in accordance with the Delaware Law.

     Under the terms of various Directors and Officers Liability and Corporation Reimbursement Liability Policies, the directors and officers of the Company are insured, subject to applicable policy exclusions, limits and deductibles, against any loss incurred in connection with any claim made against them or any of them for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted, or any matter not excluded by the terms and conditions of the policy, claimed against them solely by reason of their being directors or officers of the Company. The foregoing statements are subject to the detailed provisions of such Policies.

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements provide that the Company will pay certain amounts incurred by a director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and specifically including actions by or in the name of the Company (referred to as derivative suits), where the individual's involvement is by reason of the fact that he or she is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorneys' fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under each indemnification agreement, a director or officer will not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Each indemnification agreement provides a number of procedures and presumptions used in the determination of the right to indemnification, as well as a requirement that in order to receive an advancement of expenses, the director or officer must submit an undertaking to repay any expenses advanced on his or her behalf with respect to which it is later determined the director or officer was not entitled to receive. Each indemnification agreement is effective for actions arising out of acts or omissions which may have occurred before or after the execution of such indemnification agreement. The foregoing statements are subject to the detailed provisions of such indemnification agreements.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration
Statement:

     23   Consent of PricewaterhouseCoopers LLP
     24   Power of Attorney

Item 9. Undertakings

     The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of each plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes to submit, in a timely manner, the plan and any amendment thereto to the Internal Revenue Service (the "IRS").

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morris Plains, State of New Jersey, on this 2nd day of November, 1999.

                                    WARNER-LAMBERT COMPANY
                                         (Registrant)


                                    By            <F1>
                                      ------------------------
                                      Name:   Lodewijk J. R. de Vink
                                      Title:  Chairman of the Board,
                                              President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on this 2nd day of November 1999.



               Signature                             Title
               ---------                             -----

                   <F1>                      Chairman of the Board,
     -----------------------------           President, Chief Executive
         Lodewijk J.R. de Vink               Officer and Director (Principal
                                             Executive Officer)


         /s/ Ernest J. Larini                Chief Financial Officer and
     -----------------------------           Executive Vice President,
           Ernest J. Larini                  Administration (Principal
                                             Financial Officer)

                   <F1>                      Vice President and Controller
     -----------------------------          (Principal Accounting Officer)
            Joseph E. Lynch

                   <F1>                     Director
     -----------------------------
             Robert N. Burt


                   <F1>                     Director
     -----------------------------
            Donald C. Clark

                   <F1>                     Director
     -----------------------------
            John A. Georges


                   <F1>                     Director
     -----------------------------
          William H. Gray, III


                   <F1>                     Director
     -----------------------------
           William R. Howell


                   <F1>                     Director
     -----------------------------
      Dr. LaSalle D. Leffall, Jr.


                   <F1>                     Director
     -----------------------------
            George A. Lorch


                   <F1>                     Director
     -----------------------------
             Alex J. Mandl


                   <F1>                     Director
     -----------------------------
           Michael I. Sovern










[FN]
<F1>  By signing his name hereto, Ernest J. Larini signs this Registration
      Statement on behalf of each of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Morris Plains, State of New Jersey, on the 2nd day of November, 1999.


                                    Warner-Lambert Company Savings and
                                      Stock Plan


                                    By:  /s/ Ernest J. Larini
                                       -------------------------------
                                       Name:   Ernest J. Larini
                                       Title:  Chief Financial Officer
                                               and Executive Vice
                                               President, Administration

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Morris Plains, State of New Jersey, on the 2nd day of November, 1999.


                                    Warner-Lambert Company Savings and
                                       Stock Plan for Colleagues in
                                       Puerto Rico


                                    By:  /s/ Ernest J. Larini
                                       ----------------------------
                                       Name:   Ernest J. Larini
                                       Title:  Chief Financial Officer
                                               and Executive Vice
                                               President, Administration

                            INDEX TO EXHIBITS


         Exhibit                         Description
         Number
        ---------                       -------------

         23                  Consent of PricewaterhouseCoopers LLP
         24                  Power of Attorney